(11) Consent of Independent Auditors, McGladrey & Pullen

                    [LETTERHEAD OF MCGLADREY & PULLEN, LLP]
                  Certified Public Accountants and Consultants

                        CONSENT OF INDEPENDENT AUDITORS


       We hereby consent to the use of our report dated December 22, 1995, on the financial statements referred to therein, in Post-Effective Amendment No. 3 to the Registration Statement on Form N-lA of The Milestone Funds as filed with the Securities and Exchange Commission.

       We also consent to the reference to our Firm in the Statement of Additional Information under the caption "Auditors" and in each Prospectus under the captions "Financial Highlights" and "Independent Public Accountant".

                                               /s/ MCGLADREY & PULLEN, LLP
                                               ---------------------------
                                               MCGLADREY & PULLEN, LLP

New York, New York
February 16, 1996